UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2014

BLUEFIRE RENEWABLES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52361	20-4590982
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

31 Musick

Irvine, CA92618

(Address of principal executive offices)

(949) 588-3767

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 8, 2014 (the “Funding Date”), Bluefire Renewables, Inc. (the “Company”), entered into a Subscription Agreement (the “Agreement”) with AKR Inc. (the “Subscriber”), dated as of the Funding Date. Pursuant to the terms of the Agreement, the Company sold, issued and delivered to the Subscriber (i) a promissory note (the “Note”) in the principal amount of Three Hundred Fifty Thousand Dollars (US$350,000) (the “Principal Amount”); (ii) a warrant (“Warrant A”), to be issued on the Funding Date, permitting the Subscriber to purchase Twenty-One (21) shares of the Company’s common stock for each dollar invested, at a per share price of $0.007; (iii) a warrant (“Warrant B”), to be issued four months after the Funding Date, permitting the Subscriber to purchase Twenty-One (21) shares of the Company’s common stock per dollar invested, at a per share price of $0.007; and (iv) a warrant (“Warrant C”), to be issued seven months after the Funding Date, permitting the Subscriber to purchase Twenty-Four (24) shares of the Company’s common stock per dollar invested, at a per share price of $0.007 (Warrant A, Warrant B and Warrant C collectively the “Warrants”). The Warrants expire two years from the date of issuance.

The above description of the Subscription Agreement, Note and Warrants do not purport to be complete and are qualified in their entirety by the full text of each such document. A copy of the Note, Subscription Agreement, and Warrants are attached hereto as Exhibits 4.1, 10.1. and 10.2, respectively.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 1.01 is incorporated herein by reference.

The Note is in the principal amount of Three Hundred Fifty Thousand Dollars ($350,000) and matures on April 8, 2015 (the “Maturity Date”). The interest rate is five percent (5%) per annum. Any amount of principal or interest on the Note which is not paid when due shall bear interest at the rate of seven percent (7%) per annum from the due date thereof until the same is paid.

The Note contains customary default and covenant provisions.

Item 3.02 Unregistered Sales of Equity Securities.

See Items 1.01 and 2.03 herein, which are incorporated by reference in this Item 3.02

These securities were not registered under the Securities Act of 1933, as amended (the “Securities Act”), but qualified for exemption under Section 4(2) of the Securities Act. The securities were exempt from registration under Section 4(2) of the Securities Act because the issuance of such securities by the Company did not involve a “public offering,” as defined in Section 4(2) of the Securities Act, due to the insubstantial number of persons involved in the transaction, size of the offering, manner of the offering and number of securities offered. The Company did not undertake an offering in which it sold a high number of securities to a high number of investors. Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1*	Promissory Note issued in favor of AKR, Inc, dated April 8, 2014

10.1*	Subscription Agreement by and between the Company and a subscriber, dated as of April 8, 2014

10.2*	Form of Warrant

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEFIRE RENEWABLES, INC.

Date: April 16, 2014	By:	/s/ Arnold R. Klann
	Name:	Arnold R. Klann
	Title:	Chief Executive Officer